Exhibit 23.1

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 17, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Pemco Aviation Group, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Pemco Aviation Group, Inc. and subsidiaries on Forms S-8 (File No. 33-34206; File No. 333-106902; File No. 333-30491; File No. 333-82191; and File No. 333-85114).

Raleigh, North Carolina	/s/ Grant Thornton LLP
March 17, 2006